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9 January 2003                                       LAWYERS

                                                     Levels 23-35
                                                     No.1 O'Connell Street
                                                     Sydney  NSW  2000
                                                     Australia

                                                     PO Box H3
                                                     Australia Square
                                                     Sydney  NSW  1215
                                                     DX 370 Sydney

                                                     Tel   + 61 2 9353 4000
Macquarie Securitisation Limited                     Fax   + 61 2 8220 6700
Level 23                                             www.claytonutz.com
20 Bond Street
SYDNEY NSW  2000                                     SYDNEY O  MELBOURNE
                                                     BRISBANE O  PERTH
                                                     CANBERRA O  DARWIN

                                                     OUR REFERENCE
                                                     801/706/21723315

                                                     PARTNER
                                                     Ninian Lewis

Dear Sirs

PUMA: GLOBAL MORTGAGE BACKED SECURITIES

We have acted for Macquarie Securitisation Limited ("MSL") in connection with the PUMA Global Trust No. 3 to be constituted under the Consolidated PUMA Trust Deed dated 13 July 1990 (as amended) between the person specified therein as the Founder and Perpetual Trustees Australia Limited (the "ISSUER TRUSTEE") and the Sub-Fund Notice to be issued by MSL to the Issuer Trustee on or prior to the issuance of the Class A Notes (a form of which is attached as an exhibit to the Registration Statement referred to below).

Definitions in the Prospectus which forms a part of the Registration Statement on Form S-11 filed by MSL with the Securities and Exchange Commission under the US Securities Act of 1933, as amended (the "PROSPECTUS") apply in this opinion. Relevant Jurisdiction means the Commonwealth of Australia or New South Wales. No assumption or qualification in this opinion limits any other assumption or qualification in it.

1.       DOCUMENTS

         We have examined a copy of the Prospectus.

2.       ASSUMPTION

         For the purposes of giving this opinion we have assumed that where a document has been submitted to us in draft form it will be executed in the form of that draft.

3.       QUALIFICATIONS

         Our opinion is subject to the qualification that we express no opinion as to any laws other than the laws of each Relevant Jurisdiction as in force at the date of this opinion and, in particular we express no opinion as to the laws of the United States.

4.       OPINION

         Based on the assumption and subject to the qualification set out above (which, except where expressly stated, apply equally to each of the opinions below) we are of the following opinion:

         (a) Any final and conclusive judgment of any New York State or United States Federal Court having jurisdiction recognised by the Relevant Jurisdiction, in respect of an obligation of either MSL or the Issuer Trustee in respect of a Class A note, which is for a fixed sum of money, and which has not been stayed or satisfied in full, would


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Macquarie Securitisation Limited                                  9 January 2003
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                  be enforceable by action against MSL or the Issuer Trustee (as applicable) in the courts of each Relevant Jurisdiction without a re-examination of the merits of the issues determined by the proceedings in the New York State or United States Federal Court, as applicable, unless:

                  (i) the proceedings in the New York State or United States Federal Court, as applicable, involved a denial of the principles of natural justice;

                  (ii) the judgment is contrary to the public policy of the Relevant Jurisdiction;

                  (iii) the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

                  (iv)     the judgment is a penal or revenue judgment;

                  (v) there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; or

                  (vi) the judgment is one in respect of which the Australian Commonwealth Attorney-General has made a declaration under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984.

         (b) A judgment by a court in a Relevant Jurisdiction may be given in some cases only in Australian dollars.

We consent to the filing of this letter as an exhibit to the Registration Statement on Form S-11 filed with the Prospectus, without admitting that we are "experts" within the meaning of the United States Securities Act of 1933, as amended, or the rules and regulations of the Commission issued under that Act with respect to any part of the Registration Statement, including this exhibit.

Yours faithfully

CLAYTON UTZ

/s/ Stephen Gates



STEPHEN GATES
PARTNER
9353 4801
nlewis@claytonutz.com